UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2017

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 19, 2017, January 20, 2017 and January 23, 2017, Liberty Media Corporation (“Liberty”) issued press releases (attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and each incorporated by reference into this Item 7.01) announcing the proposed offering, the pricing and the closing, respectively, of $450 million aggregate principal amount of its 1.0% Cash Convertible Senior Notes due 2023 (the “Notes”) pursuant to an exemption under the Securities Act of 1933, as amended. The indenture governing the Notes is attached hereto as Exhibit 99.4.

This Item 7.01 of this Current Report on Form 8-K and the press releases and indenture attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 19, 2017 regarding the offering.
99.2	Press Release, dated January 20, 2017 regarding the pricing.
99.3	Press Release, dated January 23, 2017 regarding the closing.
99.4	Indenture, dated January 23, 2017, between Liberty Media Corporation, as issuer, and U.S. Bank National Association, as trustee, relating to Liberty’s 1.0% Cash Convertible Senior Notes due 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2017

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 19, 2017 regarding the offering.
99.2	Press Release, dated January 20, 2017 regarding the pricing.
99.3	Press Release, dated January 23, 2017 regarding the closing.
99.4	Indenture, dated January 23, 2017, between Liberty Media Corporation, as issuer, and U.S. Bank National Association, as trustee, relating to Liberty’s 1.0% Cash Convertible Senior Notes due 2023.